UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2009, Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) announced that it and its wholly owned subsidiary Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Penson Worldwide, Inc. (“PWI”) and Penson Financial Services, Inc., a wholly owned subsidiary of PWI (“PFSI”), to sell the contracts with substantially all of the securities clearing clients of Ridge to PFSI.

Under the terms of the Asset Purchase Agreement, Broadridge will receive between $60 million and $70 million in total consideration (the “Purchase Price”) from PWI consisting of (a) a five-year subordinated note (the “Seller Note”) payable by PWI bearing interest at an annual rate equal to 90-day LIBOR plus 5.5%, and (b) shares of PWI’s common stock (“PWI Common Stock”) equal to the lesser of (i) the number of shares of PWI Common Stock equal to the quotient of one-third of the Purchase Price divided by the volume weighted-average selling price of PWI Common Stock over the 10 trading day period immediately prior to the closing, (ii) the number of shares of PWI Common Stock equal to 9.9% of the issued and outstanding shares of PWI (the “Common Stock”) as of the close of business on the business day immediately prior to the closing, and (iii) 2,517,451 shares of PWI Common Stock. The specific amount of such consideration will be determined immediately prior to closing pursuant to an agreed formula based upon the revenues attributable to the contracts being purchased by PFSI. The allocation of the consideration between the Seller Note and the PWI Common Stock will also be determined prior to the closing of the transaction. The Purchase Price will be subject to certain adjustments post-closing upon the occurrence of agreed upon events.

It is anticipated that the transaction will close within six months, subject to finalization of certain service level agreements under the Outsourcing Agreement described below and the satisfaction of customary closing conditions, including regulatory approvals. In addition, under PWI’s bank credit agreement, PWI is required to satisfy as of the closing date, a financial covenant made applicable to the transaction.

Concurrent with entering into the Asset Purchase Agreement, Broadridge and PWI entered into a ten-year master services agreement (the “Outsourcing Agreement”). Under the Outsourcing Agreement, Ridge will provide certain securities processing and back-office services to PFSI. This agreement will include selective processing services for PFSI’s existing securities processing operations and back-office functions, as well as selective processing services related to the clearing client contracts acquired by PFSI from Ridge. The provision of services under the Outsourcing Agreement is conditioned upon finalization of certain service level agreements, receipt of regulatory approvals and the closing of the transaction under the Asset Purchase Agreement.

Concurrent with the closing of the transaction, the parties will enter into a number of ancillary agreements, including a Joint Selling Agreement and a Stockholder’s and Registration Rights Agreement.

The Joint Selling Agreement will be entered into by Broadridge, Ridge, PWI and PFSI and will have a term concurrent with the term of the Outsourcing Agreement. Under the Joint Selling Agreement, the parties will engage in activities to offer, in the case of Ridge, Ridge’s self-clearing and securities processing solutions, and in the case of PFSI, PFSI’s correspondent clearing solutions, and will mutually agree to fee arrangements with respect to activities contemplated by the Agreement.

The Stockholder’s and Registration Rights Agreement will restrict the transfer of the PWI Common Stock to be received as a portion of the consideration for a period of one year from the closing of the transaction. Thereafter, Broadridge will be entitled to one demand registration right and piggy back registration rights, subject to customary terms and conditions. In addition, following expiration of the one-year restricted period, Broadridge will be entitled to sell the PWI Common Stock as permitted under SEC Rule 144. In the event PWI redeems or repurchases any of its Common Stock, it will repurchase PWI Common Stock on a pro rata basis on the same terms and conditions so that Broadridge’s beneficial ownership of PWI Common Stock will not exceed 9.9% of PWI’s issued and outstanding Common Stock following any such repurchases or redemptions.

In addition, the Asset Purchase Agreement requires PWI to provide $50 million as additional regulatory capital with respect to its operations pertaining to the correspondent clearing contracts to be acquired. In the event PWI does not have other resources available to provide these funds, Broadridge has agreed to lend this amount to PWI pursuant to an eighteen-month subordinated note (the “Backstop Note”) payable by PWI and bearing interest at an annual rate equal to 90-day LIBOR plus 14%.

The Seller Note and, if utilized, the Backstop Note, will be subordinated to PWI bank debt and be subject to customary subordination provisions. Therefore, among other things, in the event there is a payment default, or other event of default that would permit acceleration of PWI bank debt, payment on the Seller Note, and if utilized, the Backstop Note, will be blocked for up to 270 days in any twelve-month period.

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2009, Broadridge issued a press release announcing its financial results for the first quarter of fiscal year 2010. On November 2, 2009, the Company also posted an Earnings Webcast & Conference Call Presentation dated November 2, 2009 on the Company’s Investor Relations homepage at www.broadridge-ir.com.

In addition, in the press release issued on November 2, 2009, the Company announced that Broadridge Investor Communication Solutions, Inc., a wholly owned subsidiary of the Company, entered into a seven-year agreement with Morgan Stanley Smith Barney LLC (“MSSB”) pursuant to which Broadridge will provide customer communications services to MSSB including the production and distribution of account statements, performance reports, tax reporting documents, and certain trade confirms, as well as the provision of prospectus fulfillment services. In connection with this agreement, another wholly owned subsidiary of the Company acquired certain assets from Morgan Stanley Smith Barney Holdings LLC related to MSSB’s printing facility at the Brooklyn Army Terminal, for a purchase price of approximately $5 million, subject to adjustment.

On November 2, 2009, the Company posted key statistics of its Investor Communication Solutions, Securities Processing Solutions and Clearing and Outsourcing Solutions businesses for the first quarter of fiscal year 2010 on the Company’s Investor Relations homepage at www.broadridge-ir.com.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press release dated November 2, 2009.

99.2	Earnings Webcast & Conference Call Presentation dated November 2, 2009.

99.3	Key Statistics for the first quarter of fiscal year 2010.

99.4	Investor Communication Solutions Segment-Services Definitions.

99.5	Securities Processing Model Chart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2009

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name: Dan Sheldon
Title: Vice President, Chief Financial Officer